UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 90048 / September 29, 2020

The Securities and Exchange Commission announced the temporary suspension, pursuant to

Section 12(k) of the Securities Exchange Act  of 1934, of trading  in the securities of  Vitro

Diagnostics, Inc. (“VODG”)  (CIK No.  0000793171), of Golden, CO, commencing at  9:30 a.m.

EDT on September 30, 2020, and terminating at  11:59 p.m. EDT on October 13, 2020.

The Commission temporarily suspended trading  in the securities of VODG due to a lack of current  and accurate information about the company because it  has not  filed certain periodic reports with the Commission.

The Commission cautions broker-dealers, shareholders, and prospective purchasers that they should carefully consider the foregoing  information along with all other currently available information and any information subsequently issued by the company.

Further, brokers and dealers should be alert to the fact that, pursuant to  Rule 15c2-11 under the

Exchange  Act, at the termination of the trading suspension, no  quotation may be entered unless and until they have strictly complied with all of the provisions of the rule. If any broker or dealer has any questions as to  whether or not  it  has complied with the rule,  it  should not  enter any quotation but  immediately contact the staff in the  Division of Trading and Markets, Office of

Interpretation and Guidance, at (202) 551-5777.  If any broker or dealer  is uncertain as to  what is required by Rule 15c2-11, it  should refrain from entering quotations relating to VODG’s securities until such time as it  has familiarized  itself with the rule and  is certain that  all of its provisions have  been met.  If any broker or dealer enters any quotation which is in violation of the rule, the Commission will consider the need  for prompt  enforcement  action.

If any broker-dealer or other person has any information that  may relate to this matter, they should  immediately contact  Sheldon L. Pollock, Assistant  Regional Director, at  212-336-1100.

The Commission appreciates the assistance of the Financial Industry Regulatory Authority.